ITEM 14(a)3 - EXHIBIT 21

                         Midlantic Corporation and Subsidiaries
                                   Subsidiaries Listing
                                     December 31, 1993

                                                                   Jurisdiction
                                                        Owned by       of
         Name                        Parent              Parent    Organization
________________________________________________________________________________
Registrant
- ----------
 Midlantic Corporation                --                  --       New Jersey
Subsidiaries
- ------------
 Midlantic Banks Inc.         Midlantic Corporation  Wholly-owned  New Jersey
 Continental Bank*            Midlantic Corporation  Wholly-owned  Pennsylvania
 Midlantic Securities Corp.   Midlantic Corporation  Wholly-owned  New Jersey
 Midlantic Funding Corp.      Midlantic Corporation  Wholly-owned  New Jersey
 Lenders Life Insurance Co.   Midlantic Corporation  Wholly-owned  Arizona
 Voploans Acquisition Co.     Midlantic Corporation  Wholly-owned  New Jersey
 Midlantic National Bank*     Midlantic Banks Inc.   Wholly-owned  United States
 Midlantic Commercial Leasing
   Corp.                      Midlantic Banks Inc.   Wholly-owned  New York
 Midlantic International Inc. Midlantic Banks Inc.   Wholly-owned  New Jersey
 Greater Jersey Mortgage Co.  Midlantic Banks Inc.   Wholly-owned  New Jersey
 Parkway Management Inc.      Midlantic Banks Inc.   Wholly-owned  New Jersey
 Central Investment Corp.     Midlantic National     Wholly-owned  New York
                                 Bank
 Midlantic Overseas Ltd.      Midlantic National
                                 Bank                Wholly-owned  United States
 Metuchen Management, Inc.    Midlantic National
                                 Bank                Wholly-owned  New Jersey
 Midlantic National Leasing   Midlantic National
   Corp.                         Bank                Wholly-owned  New Jersey
 Midlantic Financial Services Midlantic National
   Corp.                         Bank                Wholly-owned  Florida
 Iron Investments Corp.       Midlantic National
                                 Bank                Wholly-owned  New Jersey
 Midlantic Agency             Midlantic National
                                 Bank                Wholly-owned  New Jersey
 499 Holding Inc.             Midlantic National
                                 Bank                Wholly-owned  New Jersey
 MNL Corporation              Midlantic National
                                 Bank                Wholly-owned  New Jersey
 Parkway Sussex Inc.          Midlantic National
                                 Bank                Wholly-owned  New Jersey
 NE Investment Inc.           Midlantic National
                                 Bank                Wholly-owned  New Jersey
 MNBN Holding Inc.            Midlantic National
                                 Bank                Wholly-owned  New Jersey
 Tournament of Stars,
   Philadelphia, Inc.         Continental Bank       Wholly-owned  Pennsylvania

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                                                                    Jurisdiction
                                                        Owned by          of
         Name                        Parent              Parent     Organization
________________________________________________________________________________
Lincoln Community Foundation  Continental Bank        Wholly-owned  Pennsylvania
Numidia Realty, Inc.          Continental Bank        Wholly-owned  Pennsylvania
Lease and Go, Inc.            Continental Bank        Wholly-owned  New Jersey
Continental/Von Louhr Inc.    Continental Bank        Wholly-owned  Pennsylvania
Midlantic Commercial Co.,Inc. MNBN Holding Inc.       Wholly-owned  New Jersey
Alfieri-Parkway Associates    Parkway Management Inc. 50% owned     New Jersey

* Constitutes a significant subsidiary as defined in Rule 1-02(v) of Regulation S-X.

In addition to the subsidaries listed above, Midlantic National Bank, Continental Bank, and MNBN Holding Inc. have 83 subsidiaries, 2 subsidiaries, and 13 subsidiaries, respectively, for the purpose of holding assets acquired through foreclosure and Midlantic Corporation has subsidiaries in the following jurisdictions for the purpose of name saving in such jurisdictions: Connecticut, Delaware, District of Columbia, Florida, Georgia, Indiana, Kentucky, Maryland, Michigan, Missouri, New York, Ohio, South Carolina, Tennessee, Virginia and Wisconsin.